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EXHIBIT 15.1

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

The Board of Directors and Stockholders
NCS HealthCare, Inc. and Subsidiaries


We have reviewed the accompanying condensed consolidated balance sheet of NCS HealthCare, Inc. and subsidiaries (the Company) as of September 30, 1998, and the related condensed consolidated statements of income and cash flows for the three-month periods ended September 30, 1998 and 1997. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of NCS HealthCare, Inc. and subsidiaries as of June 30, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, not presented herein, and in our report dated August 6, 1998, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of June 30, 1998 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


Cleveland, Ohio                                            /s/ Ernst & Young LLP
October 28, 1998

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EXHIBIT 15.2

October 28, 1998

The Board of Directors and Stockholders
NCS HealthCare, Inc. and Subsidiaries


We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 333-49417; Form S-3 No. 333-63437; Form S-3 No. 333-47293; Form
S-3/A No. 333-29565 and Form S-3/A No. 333-35551) of NCS HealthCare, Inc. of our report dated October 28, 1998, relating to the unaudited condensed consolidated interim financial statements of NCS HealthCare, Inc. and subsidiaries that are included in its Form 10-Q for the quarter ended September 30, 1998.

                                                /s/ Ernst & young LLP




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